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                               AMENDMENT NO. 1 TO
                      REVOLVING CREDIT LOAN AGREEMENT AND
                         PLEDGE AND SECURITY AGREEMENT

     Amendment No. 1 (the 'Amendment') to a certain Revolving Credit Loan Agreement and Pledge and Security Agreement, each dated as of October 14, 1993, between UNITED JERSEY BANK (successor in interest to United Jersey Bank/South, N.A.) (the 'Bank') and MEDIQ INCORPORATED, a Delaware corporation ('Mediq'), and MEDIQ INVESTMENT SERVICES, INC., a Delaware corporation ('Investment', collectively with Mediq, the 'Borrowers').

     WHEREAS, the Bank and the Borrowers made, executed and delivered a Revolving Credit Loan Agreement, dated October 14, 1993 (the 'Original Loan Agreement'), and in connection therewith the Borrowers executed and delivered a Revolving Credit Note in the principal amount of $7,500,000, dated as of October 14, 1993, to the Bank (the 'Original Note'); and

     WHEREAS, as security for (a) the punctual performance in full by the Borrowers of their obligations under the Loan Documents (as such term is defined in the Original Loan Agreement), (b) the punctual payment in full of all amounts owing or to be owing under any Loan Document, (c) the punctual payment of any other amounts which at any time may be due and payable from either Borrower to the Bank, and (d) the punctual payment in full by each Borrower of their respective obligations under a certain Pledge and Security Agreement, dated as of October 14, 1993, between the Borrowers and the Bank (the 'Original Pledge Agreement'), in each case whether presently existing or hereafter arising (collectively, the 'Secured Obligations'), Investment granted a security interest to the Bank in the Stock (as such term is defined in the Original Pledge Agreement), pursuant to the terms and provisions of the Original Pledge Agreement; and

     WHEREAS, the Borrowers have requested that the Bank amend the terms and provisions of the Original Loan Agreement and the Original Pledge Agreement to
(a) increase the Revolving Credit Loan Limit (as such term is defined in the Original Loan Agreement) from $7,500,000 to $8,400,000, and (b) permit Investment to pledge to the Bank, as collateral for the Secured Obligations, shares of the common stock issued by PCI Services, Inc., a Delaware corporation ('PCI'), which are owned by Investment, and the Bank is willing to consent to such amendments upon the terms and conditions set forth herein and in a certain Amended and Restated Revolving Credit Note, in the principal amount of $8,400,000 from the Borrowers to the Bank, substantially in the form of Annex I attached hereto (the 'Restated Note').

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan Agreement. This Amendment is intended to amend the Original Loan Agreement and the Original Pledge Agreement and the Original Loan Agreement and the Original Pledge Agreement shall be so amended from and as of the date hereof.

          2. The Original Loan Agreement shall be amended so that all references to (a) 'Agreement' contained therein shall mean the Original Loan Agreement, as amended herein, and as further amended, supplemented or modified from time to time, (b) 'Revolving Credit Note' contained therein shall mean the Restated Note, as further amended, supplemented or modified from time to time, (c) 'Pledge Agreement' contained therein shall mean the Original Pledge Agreement, as amended herein, and as further amended, supplemented or modified from time to time, and (d) 'Letter Agreement' contained therein shall mean 'Letter Agreements' (as such term is defined in subparagraph 5(a) of the Original Loan Agreement, as amended herein).

          3. Subparagraph 2(a) of the Original Loan Agreement is hereby amended to read in its entirety as follows:

             (a) In reliance on the representations, warranties and covenants contained in, and upon the terms and conditions of, this Agreement, the Bank agrees to make loans (herein called the

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        'Revolving Credit Loans') to the Borrowers, at such time or times on or before October 14, 1995 (the 'Termination Date') and in such amount as to each borrowing as the Borrowers shall request, subject to the limitations set forth in subparagraphs 2(f) and 2(i) hereof, up to and not exceeding at any one time an aggregate outstanding principal amount equal to Eight Million Four Hundred Thousand Dollars ($8,400,000) (the 'Revolving Credit Loan Limit').

          4. The reference to '$2,500,000' contained in subparagraph 2(f) of the Original Loan Agreement is hereby changed to '$3,400,000.'

          5. Subparagraph 2(i) of the Original Loan Agreement is hereby amended to read in its entirety as follows:

             '(i) Subject to the provisions of this paragraph 2, the Borrowers may make borrowings under the Revolving Credit Loan for working capital purposes (the 'Working Capital Advances'), at such time or times, and in such amount as to each borrowing, as the Borrowers may request pursuant to subparagraph 2(k) below, so long as (i) the amount of each such Working Capital Advance, when added to the amount of all Revolving Credit Loans then outstanding (which includes the aggregate principal amount of all Working Capital Advances then outstanding, the face amount of all Letters of Credit then outstanding pursuant to the provisions of subparagraph 2(f), and the amount of all unreimbursed Draws pursuant to subparagraph 2(h)) does not exceed the Revolving Credit Loan Limit, (ii) the amount of each such Working Capital Advance, when added to the amount of all Working Capital Advances then outstanding hereunder, does not exceed $7,500,000 (the 'Working Capital Advance Sublimit'), and
        (iii) the purpose of each such Working Capital Advance is to provide working capital to a Borrower. In addition, the Bank will have no obligation to make advances of the Revolving Credit Loan unless, on the date of the advance, the conditions precedent set forth in paragraph 6 below shall have been satisfied'

          6. Subparagraph 2(m) of the Original Loan Agreement is hereby amended to read in its entirety as follows:

             '(m) In the event that at any time (i) the amount outstanding under the Revolving Credit Loan exceeds the Revolving Credit Loan Limit or
        (ii) the aggregate outstanding principal balance of the Working Capital Advances then outstanding hereunder exceeds the Working Capital Advance Sublimit, the Borrowers shall be jointly and severally required to pay to the Bank immediately an amount thereof such that the outstanding balance of the Revolving Credit Loan shall not exceed the Revolving Credit Loan Limit and the aggregate outstanding principal balance of the Working Capital Advances then outstanding hereunder shall not exceed the Working Capital Advance Sublimit. Failure to make such payment shall constitute an Event of Default under this Agreement.'

          7. Paragraph 5 of the Original Loan Agreement is hereby amended to read in its entirety as follows:

             '5. Security. (a) As security for all of the Obligations of the Borrowers to the Bank, including without limitation all amounts owed by the Borrowers to the Bank under this Agreement, the Revolving Credit Note or the Term Note, Investment is providing to the Bank an unconditional pledge of (i) 1,782,356 shares (the 'NutraMax Shares') of the common stock of NutraMax and (ii) and 250,000 shares (the 'PCI Shares' together, with the NutraMax Shares, the 'Shares') of the common stock of PCI Services, Inc., a Delaware corporation ('PCI'), and the Borrower shall hereafter provide such other shares of the common stock of NutraMax and/or PCI as is required to be pledged pursuant to subparagraph 5(b) below (collectively with the Shares, the 'Pledged Stock') pursuant to a Pledge and Security Agreement substantially in the form of Annex IV hereto (the 'Pledge Agreement'). In connection therewith, the Borrowers shall also cause to be delivered to the Bank a certain Letter Agreement between NutraMax and the Bank, and a certain Letter

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        Agreement between PCI and the Bank, each substantially in the form of
        Annex V hereto (the 'Letter Agreements').

                 (b) So long as the Revolving Credit Loan or the Term Loan, if applicable, shall remain outstanding or this Agreement shall remain in effect, within one (1) Business Day after the last trading day of each calendar month, the Pledged Stock shall be valued by the Bank and the Borrowers (the 'Pledged Stock Value') based on the last trading price of the Pledged Stock quoted in the Nasdaq National Market System (or any other national securities exchange or automated quotation system of a national securities association if, pursuant to the terms of the Letter Agreements, the Pledged Stock is on such exchange or system) on the last trading day of such calendar month (the 'Valuation Date'). In the event that the Revolving Credit Loan Limit is greater than forty-seven (47%) percent of the Pledged Stock Value, the Borrowers, within three (3) business days after the Valuation Date, shall either:

                      (i) elect to effect a permanent reduction in the Revolving
                 Credit Loan Limit in such amount as is necessary to ensure that it is not greater than forty-seven (47%) percent of the Pledged Stock Value by the delivery of a written notice to the Bank in the form of Schedule A attached hereto, and pay to the Bank an amount thereof such that the outstanding balance of the Revolving Credit Loan does not exceed the revised Revolving Credit Loan Limit, or

                      (ii) provide the Bank with a pledge of such number of
                 additional shares of the capital stock of NutraMax and/or PCI, upon terms and conditions satisfactory to the Bank in its sole discretion, as is necessary so that the Revolving Credit Loan Limit is not greater than forty-seven percent (47%) of the Pledged Stock Value. (Any additional shares of the capital stock of NutraMax or PCI pledged by the Borrowers to the Bank pursuant to the provisions of this subparagraph 5(b)(ii) shall be deemed to be Pledged Stock for purposes of this Agreement). Failure of the Borrowers to comply with the requirements set forth in subparagraph 5(b)(i) or subparagraph 5(b)(ii) above shall constitute an immediate Event of Default without additional notice or grace period. No failure of the Bank to exercise, or timely exercise, the rights and procedures described in this subparagraph 5(b) shall operate as a waiver thereof or operate to preclude any such future exercise.

                 (c) In the event that the Revolving Credit Loan Limit is less than forty-seven percent (47%) of the Pledged Stock Value on any Valuation Date (based on the valuation required under subparagraph 5(b) above), the Borrowers, within three (3) Business Days of the Valuation Date, may request that the Bank return to the Borrowers such number of shares of the Pledged Stock as is necessary so that the Revolving Credit Loan Limit is not less than forty-seven percent (47%) of the Pledged Stock Value. The Borrowers' right to make such a request for the return of Pledged Stock shall be limited to three
            (3) requests per calendar year. The Bank shall not be required to return Pledged Stock under this subparagraph 5(c) until such steps have been taken as the Bank has determined are necessary to ensure the Bank's continued position as the holder of a perfected lien in the Pledged Stock retained by the Bank.'

     8. Subparagraph 9(a) of the Original Loan Agreement shall be amended to read in its entirety as follows:

          '(a) Structure; Etc. (i) Dissolve, or merge or consolidate with or into any other corporation or business entity; sell, lease or otherwise dispose of substantially all of its assets; or consent to, or approve of,
     (A) the dissolution of NutraMax or PCI, (B) the sale of all or substantially all of the assets of NutraMax or PCI, or (C) the lease or encumbrance of substantially all the assets of NutraMax or PCI for less than adequate consideration;

             (ii) Sell, transfer, or otherwise dispose of any of the capital stock of Investment; or

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             (iii) Alter or amend Investment's capital structure; or issue, purchase, redeem or retire any shares of Investment's capital stock.'

     9. Subparagraph 9(f) of the Original Loan Agreement shall be amended to read in its entirety as follows:

          '(f) Stock of NutraMax and PCI. Sell, register, or pledge or cause, or permit any of its Subsidiaries to sell, register or pledge, any of the capital stock of NutraMax or PCI unless pursuant to the terms of (i) the Pledge Agreement, (ii) a certain employee stock ownership plan implemented by NutraMax on behalf of its employees in effect as of April 28, 1988, for a ten year period, (iii) a certain employee stock ownership plan implemented by PCI on behalf of its employees in effect as of September 21, 1991, or (iv) the 7 1/2% Indenture.'

     10. Subparagraphs 10(d) through 10(i) of the Original Loan Agreement shall be amended to read in their entireties as follows:

          '(d) Any material representation, statement or warranty made by NutraMax or PCI in the Letter Agreements shall prove to have been incorrect in any material respect when made; or

          (e) NutraMax or PCI shall default in the performance or observance of any term, covenant or agreement contained in the Letter Agreements; or

          (f) A receiver shall be appointed with respect to any Borrower, NutraMax or PCI, or any of their respective assets, and such action shall not be discharged or stayed within thirty (30) days; or

          (g) An attachment, garnishment, levy or involuntary lien shall be made, issued or filed against any of the assets of any Borrower, NutraMax or PCI in the aggregate amount of $500,000, $250,000 and $250,000, respectively, and such action shall not be discharged or stayed within thirty (30) days;

          (h) Either Borrower, NutraMax or PCI shall (i) apply for, consent to or permit the appointment of a trustee or liquidator of either Borrower, NutraMax or PCI, or of all or a substantial part of any such entity's assets, (ii) be unable, or admit in writing its inability, to pay debts as they mature, (iii) make a general assignment for the benefit of creditors,
     (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition filed against it in any such proceeding; or

          (i) A judgment or judgments for the payment of money in excess of the sum of (i) $500,000 in the aggregate shall be rendered against any Borrower, (ii) $250,000 in the aggregate shall be rendered against NutraMax, or (iii) $250,000 in the aggregate shall be rendered against PCI, which shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or.'

     11. Subparagraph 10(r) of the Original Loan Agreement shall be amended to read in its entirety as follows:

          '(r) A material change shall occur in the business, financial condition, assets or affairs or either Borrower, NutraMax and/or PCI which in the Bank's reasonable opinion materially increases its risk hereunder.'

     12. The Original Pledge Agreement shall be amended so that all references to (a) 'Loan Agreement' contained therein shall mean the Original Loan Agreement, as amended herein, and as further amended, supplemented or modified from time to time, (b) 'Revolving Credit Note' contained therein shall mean the Restated Note, as further amended, supplemented or modified from time to time, and (c) 'Issuer' contained therein shall mean the Issuers (as such term is defined in subparagraph 2(a) of the Original Pledge Agreement, as amended herein).

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     13. Paragraph 2 of the Original Pledge Agreement shall be amended to read in its entirety as follows:

          '2. Pledge of Stock. (a) As security for (i) the punctual performance in full by the Borrowers, NutraMax Products, Inc., a Delaware corporation ('NutraMax'), and PCI Services, Inc., a Delaware corporation ('PCI', together with NutraMax, the 'Issuers') of their respective obligations under the Loan Documents, (ii) the punctual payment in full of all amounts owing or to be owing under any Loan Document, (iii) the punctual payment of any other amounts which at any time may be due and payable from either Borrower to the Bank, and (iv) the punctual performance in full by the Borrowers of their respective obligations under this Agreement, in each case whether presently or hereafter arising (collectively, the 'Obligations'), the Pledgor hereby delivers, pledges and grants to the Bank a security interest in all of the Pledgor's right, title and interest in and to (A) 1,782,356 shares (the 'NutraMax Shares') of the Common Stock of NutraMax and (B) 250,000 shares (the 'PCI Shares', together with the NutraMax Shares, the 'Shares'), and such other shares of Common Stock of the Issuers as is hereinafter required to be pledged by the Borrowers to the Bank pursuant to subparagraph 5(b) of the Loan Agreement (collectively, the 'Pledged Stock'), and all certificates, options, rights or other distributions issued as an addition to, in substitution or exchange for, or on account of, any share of the Pledged Stock, and all proceeds of all the foregoing, now or hereafter owned or acquired by the Pledgor (the 'Stock').

             (b) The Shares of the Pledged Stock issued by NutraMax are recorded in the stock ledger of NutraMax in the name of the Pledgor, and are represented by two (2) stock certificates (the 'NutraMax Share Certificates') bearing Certificate Nos. NMP5424 and NMP6027, issued to the Pledgor. The NutraMax Share Certificates accompanied by stock powers duly executed in blank have heretofore been delivered to the Bank to be held by the Bank as provided in this Agreement.

             (c) The Shares of the Pledged Stock issued by PCI are recorded in the stock ledger of PCI in the name of the Pledgor, and are represented by a single stock certificate (the 'PCI Share Certificate' together, with the NutraMax Share Certificate, the 'Share Certificates') of PCI bearing Certificate No. ____, issued to the Pledgor. The PCI Share Certificate, accompanied by a stock power duly executed in blank has heretofore been delivered to the Bank to be held by the Bank as provided in this Agreement.

             (d) The Bank accepts the deposit and pledge of the Stock made by the Pledgor hereunder, acknowledges the receipt of the Share Certificates and their accompanying stock powers, and agrees to hold the Stock in accordance with the terms and provisions of this Agreement.'

     14. Subparagraph 3(g) of the Original Pledge Agreement shall be amended to read in its entirety as follows:

          '(g) NutraMax's currently outstanding capital stock consists of 8,438,948 shares of common stock, par value $.001 per share. The Pledgor owns 47.8% of the currently outstanding shares of NutraMax's common stock. At no time since the date of the consummation of NutraMax's public offering, and the exercise of the underwriter's overallotment in connection therewith, has the Pledgor owned more than 50% of the outstanding shares of NutraMax's common stock.'

     15. Paragraph 3 of the Original Pledge Agreement shall be further amended to add the following subparagraphs:

          '(k) PCI's currently outstanding capital stock consists of 6,841,250 shares of common stock, par value $.001 per share. The Pledgor owns 42% of the currently outstanding shares of PCI's common stock. At no time since February 28, 1992 has the Pledgor owned more than 50% of the outstanding shares of PCI's common stock.

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          (l) PCI's common stock is quoted on the Nasdaq National Market System under the symbol 'PCIS.'

          (m) The transfer agent for PCI's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.'

     16. Subparagraph 3(j) of the Original Pledge Agreement is hereby amended to read in its entirety as follows:

          '(j) The transfer agent for NutraMax's common stock is Midlantic National Bank, Corporate Trust Department, 499 Thornall Street, Edison, New Jersey 08818.'

     17. Subparagraph 4(d) of the Original Pledge Agreement shall be amended to read in its entirety as follows:

          '(d) Neither Borrower will consent to, or approve of, the dissolution or liquidation of any Issuer; the sale of all or substantially all the assets of any Issuer; or the lease or encumbrance of substantially all of the assets of any Issuer for less than adequate consideration.'

     18. Subparagraph 4(g) of the Original Pledge Agreement shall be amended so that all references to 'the Issuer' contained therein shall be deemed to be references to 'NutraMax'.

     19. Simultaneously with the execution and delivery of this Amendment by the Borrowers, Investment is delivering to the Bank 250,000 shares of PCI's common stock, par value $.001 per share (the 'PCI Shares') to be held by the Bank as Pledged Stock pursuant to the terms and provisions of the Original Loan Agreement, as amended herein, and the Original Pledge Agreement, as amended herein, as security for all Obligations arising under the Original Loan Agreement, as amended herein, the Restated Note, and the Term Note, if applicable. The Borrowers hereby, jointly and severally, represent, covenant and warrant to the Bank as follows:

          (a) Upon the PCI Registration Statement (as such term is defined hereinafter) being declared effective by the SEC (as such term is defined hereinafter), the PCI Shares will be freely transferrable by the Bank pursuant to the terms and provisions of the Original Pledge Agreement, as amended herein, following the occurrence of an Event of Default without further registration with, or further approval by, or notice to, any federal or state governmental authority.

          (b) PCI is a corporation duly incorporated, in good standing and validly existing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased or the nature of the business transacted by it makes qualification as a foreign corporation necessary. PCI has the necessary corporate power to execute, deliver and perform the Letter Agreement to be delivered by it to the Bank pursuant to subparagraph 23(g) hereof.

          (c) The execution, delivery and performance by PCI of the PCI Letter Agreement have been duly authorized by all necessary action and will not violate any provision of law or of its Certificate of Incorporation or By-laws or other constituent document, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or incumbrance upon any of its property or assets (other than as expressly provided in the PCI Letter Agreement) pursuant to, any indenture, agreement or instrument to which it is a party or by which it or any of its property may be bound or affected. The PCI Letter Agreement has been duly executed and delivered by PCI and constitutes the legal, valid and binding obligation of PCI, enforceable in accordance with its terms.

          (d) No approval or consent by, or notice to or filing with, any third party, including without limitation any governmental or regulatory authority, is required for the authorization, or in connection with the execution, delivery and performance, of the PCI Letter Agreement, other than the filing of the PCI Registration Statement with the SEC.

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          (e) PCI has all governmental consents, licenses and approvals required for the conduct of its business as presently conducted and the execution, delivery and performance of the PCI Letter Agreement.

          (f) All of the PCI Shares are eligible for registration with the SEC on Form S-3.

     20. The Borrowers acknowledge that, as of the date hereof, the principal amount outstanding under the Original Note is $______, that such amount is owing to the Bank without any claim, defense or set-off, and that such amount shall be treated as having been advanced to each of the Borrowers (who shall be jointly and severally liable for the repayment thereof to the Bank). This Amendment does not constitute the extinguishment of any debt evidenced by the Original Note and the Borrowers confirm their full liability with respect thereto.

     21. Pursuant to the terms of paragraph 6 of the Original Loan Agreement, as amended herein, the Borrowers have provided to the Bank, as security for all Obligations arising under the Original Loan Agreement, the Original Note, the Term Note, if applicable, and each other Loan Document, an unconditional pledge of the Pledged Stock, including without limitation the PCI Shares, pursuant to the terms and provisions of the Original Pledge Agreement, as amended herein. The Borrower hereby ratifies and confirms without condition the pledge of the Pledged Stock, including without limitation the PCI Shares, granted to the Bank under and pursuant to the Original Loan Agreement, as amended herein, including without limitation those liens and security interests granted under the Original Pledge Agreement, as amended herein; and further ratifies and confirms, without condition, that (a) such liens and security interests shall secure all amounts due or to become due under the Original Loan Agreement, as amended herein, the Restated Note, the Term Note, if applicable, the LC Agreement, and any LC Application, including without limitation, any amounts paid by the Bank on account of any draft issued under, or purporting to have been issued under, the LC Agreement, any LC Application or any Letter of Credit, and (b) the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan Agreement and the Original Pledge Agreement set forth herein or the execution and delivery by the Borrowers of the Restated Note.

     22. All representations, warranties and covenants of the Borrowers contained in the Original Loan Agreement or the Original Pledge Agreement, are hereby ratified and confirmed without condition as if made anew upon the execution of this Amendment and are hereby incorporated by reference. All representations, warranties and covenants of the Borrowers, whether hereunder, or contained in the Original Loan Agreement or the Original Pledge Agreement, shall remain in full force and effect until all amounts due under the Original Loan Agreement and the Original Pledge Agreement, each as amended herein, the Restated Note, the Term Note, if applicable, the LC Agreement, and any LC Application are satisfied in full. The Borrowers represent and warrant that there has been no material changes or modifications to the provisions of the Certificate of Incorporation or By-Laws of each Borrower which were previously delivered to the Bank in connection with the Original Loan Agreement.

     23. As a condition precedent to the effectiveness of this Amendment (excluding paragraphs 3, 4 and 5 hereof), simultaneously with the execution and delivery of this Amendment, the Borrowers shall deliver to the Bank the following:

          (a) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names of the officers of such Borrower authorized to execute this Amendment, the Restated Note, and any other document hereunder;

          (b) Certified copies of resolutions of the directors of each Borrower authorizing the execution, delivery and performance of this Amendment, the Restated Note, and any other document hereunder, which resolutions shall be in form and substance satisfactory to the Bank in its sole discretion;

          (c) The fully executed Restated Note;

          (d) The PCI Shares and stock powers executed in blank (in form satisfactory to the Bank);

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          (e) A favorable opinion of Alan Einhorn, general counsel to the
     Borrowers, addressed to the Bank, in substantially the form of Annex II hereto, and as to such other matters as the Bank may reasonably request;

          (f) An acknowledgment executed by an authorized officer of NutraMax, substantially in the form of Annex III attached hereto, and otherwise in form and substance satisfactory to the Bank in its sole discretion, that the amendments to the Original Loan Agreement and the Original Pledge Agreement effectuated by this Amendment do not affect, in any way, the obligations of NutraMax set forth in that certain Letter Agreement dated as of October 14, 1993 between the Bank and NutraMax;

          (g) A Letter Agreement, substantially in the form of Annex IV attached hereto, and otherwise in form and substance satisfactory to the Bank in its sole discretion, executed by PCI (the 'PCI Letter Agreement');

          (h) Certified copies of resolutions of the Board of Directors of PCI authorizing the execution, delivery and performance of the PCI Letter Agreement, which resolutions shall be in form and substance satisfactory to the Bank in its sole discretion;

          (i) A certificate of the Secretary or an Assistant Secretary of PCI, certifying the names of the officers of PCI authorized to execute the PCI Letter Agreement and any other document required to be delivered by PCI thereunder;

          (j) Evidence satisfactory to the Bank, in its reasonable discretion, that the value of the Pledged Stock, including without limitation the PCI Shares, based on the last trade price of the Pledged Stock quoted on the Nasdaq National Market System on the last Business Day immediately preceding the date hereof, is not less than $17,872,500;

          (k) Evidence of all other actions necessary or, in the opinion of the Bank, desirable to create, perfect and protect the security interests and liens intended to be created by the Original Pledge Agreement, as amended herein;

          (l) The following supporting documents: (i) a copy of the Certificate of Incorporation of PCI certified by the Secretary of State of its state of incorporation; (ii) a certificate of such Secretary of State as to the good standing of PCI; and (iii) a certificate of the Secretary or an Assistant Secretary of PCI, dated the date hereof, and certifying (X) that attached thereto is a true and complete copy of the By-laws of PCI, as in effect on the date of such certification, and (Y) that the Certificate of Incorporation of PCI has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) of this subparagraph (l);

          (m) Good standing certificates for Borrowers and NutraMax;

          (n) A Form U-1, completed and executed by the Borrowers, setting forth in detail the purpose of the Revolving Credit Loan, as amended herein; and

          (o) Evidence satisfactory to the Bank in its sole discretion that a Notice, in the form of Annex V attached hereto has been executed by the Borrowers and delivered to the Trustee named in each of the 7 1/4% Indenture and the 7 1/2% Indenture;

     24. As a condition precedent to the effectiveness of paragraphs 3, 4 and 5 of this Amendment, the Borrowers shall, in addition to the items specified in paragraph 23 hereof, also deliver to the Bank the following:

          (a) Evidence satisfactory to the Bank in its sole discretion that the PCI Registration Statement has been declared effective by the SEC; and

          (b) A favorable opinion of Alan Einhorn, general counsel to the Borrowers, addressed to the Bank, in substantially the form of Annex VI hereto, and as to such other matters as the Bank may reasonably request.

     25. (a) Notwithstanding the failure of the Borrowers to fulfill the conditions precedent listed in paragraph 24 hereof, the Bank and the Borrowers agree that, upon the filing by PCI of a Registration Statement (the 'PCI
Registration Statement') on Form S-3 with the United States Securities and
Exchange Commission (the 'SEC') covering the PCI Shares and correctly describing the Original Loan Agreement, as amended herein, and the transactions contemplated therein, the Revolving Credit Loan Limit shall be temporarily increased, for a period of ninety (90) days from the date of filing of the PCI
Registration Statement with the SEC, to SEVEN MILLION SIX HUNDRED EIGHTY-FIVE
THOUSAND DOLLARS ($7,685,000). All terms and provisions of the Original Loan
Agreement, as amended herein (other than the amendments described in paragraphs
3, 5 and 6 hereof), including without limitation the requirement contained in subparagraph 5(b)(ii) thereof that the Revolving Credit Loan Limit not exceed forty-seven percent (47%) of the Pledged Stock Value, shall be considered to be in full force and effect during such ninety (90) day period.

          (b) The terms and provisions of the PCI Registration Statement shall be satisfactory to the Bank and the Bank's legal counsel, and the Borrower shall deliver a copy of the PCI Registration Statement, and any amendments to the PCI Registration Statement, to the Bank and the Bank's legal counsel at least five (5) business days prior to the date on which it is anticipated that such material will be filed with the SEC.

          (c) If the PCI Registration Statement has not been declared effective by the SEC within ninety (90) days of the date of its filing with the SEC, this Amendment shall terminate and the Revolving Credit Loan Limit shall be automatically reduced to SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS
     ($7,500,000) on such ninetieth (90th) day and the Borrowers, on such date, shall be required to pay to the Bank immediately an amount such that the outstanding balance of the Revolving Credit Loan does not exceed the reduced Revolving Credit Loan Limit. Failure to make such payment shall constitute an immediate Event of Default under the Original Loan Agreement, as amended herein.

     26. Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan Agreement and the Original Pledge Agreement, and all documents duly executed and delivered in connection therewith, are in full force and effect, and are hereby incorporated by reference as if set forth herein. This Amendment, the Original Loan Agreement, the Original Pledge
Agreement, and the Restated Note shall be deemed as complementing and not restricting the Bank's rights hereunder or thereunder. If there is any conflict or discrepancy to the provisions of this Amendment in any provision of the Original Loan Agreement, the Original Pledge Agreement, or the Restated Note, the terms and provisions of this Amendment shall control and prevail.

     27. Each Borrower hereby acknowledges and agrees that a default by the Borrowers in the performance or observance of any term, covenant or agreement contained in this Amendment, including without limitation the failure to deliver any item required by paragraphs 23 or 24 hereof shall constitute an immediate
Event of Default under the Original Loan Agreement, as amended herein, subject to no notice or grace period.

     28. Each Borrower hereby represents, warrants and certifies to Bank that no Default or Event of Default has occurred and is presently existing under the Loan Documents.

     29. This Amendment (a) shall be construed and enforced in accordance with the laws of the State of New Jersey; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns;
(c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.

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
     30. EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS WHICH IT MAY HAVE TO A JURY TRIAL IN CONNECTION
WITH ANY LITIGATION COMMENCED BY OR AGAINST THE BANK WITH RESPECT TO THE RIGHTS AND OBLIGATIONS OF THE   Initials
PARTIES HERETO.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the ___ day of July, 1994.

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
                                                          UNITED JERSEY BANK (SUCCESSOR IN
                                                          INTEREST TO UNITED JERSEY
                                                          BANK/SOUTH, N.A.
                                                          BY:  ____________________________
                                                               Dante J. Bucci,
                                                               Vice President
ATTEST:                                                   MEDIQ INCORPORATED
                                                          BY:
NAME:                                                     NAME:
TITLE:                                                    TITLE:
[SEAL]
ATTEST:                                                   MEDIQ INVESTMENT SERVICES, INC.
                                                          BY:
NAME:                                                     NAME:
TITLE:                                                    TITLE:
[SEAL]
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